EXHIBIT 21


                                                                STATE
      NAME                                                      OF
                                                                INCORPOR-
                                                                ATION
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      Harmony Pictures, Inc.                                    Delaware

      Melody Films, Inc.                                        Delaware

      Lexington Films, Inc.                                     California

      Pure Film, Inc.                                           California

      The End, Inc.                                             California

      The End, Ltd. (London) n/k/a                              United Kingdom
         The Harry Nash Film Productions, Ltd.

      The Moment Films, Inc.                                    California

      Serial Dreamer Films, Inc.                                California

      The Beginning Entertainment, Inc.                         California

      Gigantic Entertainment, Inc.                              California

      Curious Pictures Corporation                              New York

      Delirious Pictures Corporation                            New York

      Furious Pictures Corporation                              New York

      Unscented, Inc.                                           California